January 21, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of The Clorox’s Company's Form 8-K dated January 15, 2003 and we agree with the statements made therein.

Yours truly,

/S/  DELOITTE & TOUCHE LLP